First Blush, Inc

FINANCIAL STATEMENTS

INDEX

• Financial Statements:
Balance Sheets, March 31, 2010, unaudited, and December 31, 2009	2

Statements of Profit and Loss, unaudited, for the quarters ended
March 31, 2010 and 2009	3

Statements of Cash Flows, unaudited, for the quarters ended
March 31, 2010 and 2009	4

Notes to Financial Statements	5

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First Blush, Inc.
Balance Sheets

	At March 31,	At December 31,
	2010	2009
Assets
Current assets:
Cash	$32,038	$-
Accounts receivable	11,711	37,065
Inventory	201,352	293,135
Total current assets	245,101	330,200
Deferred income taxes	20,434	19,534
Intangible assets, net	53,428	55,786
Total assets	$318,963	$405,520

Liabilities & Equity (Deficit)
Current liabilities:
Accounts payable	$305,350	$344,968
Promotional liability	22,970	27,194
Other accrued liabilities	158,635	160,557
Notes payable - Parent, current	928,322	927,191
Notes payable related party, current	100,000	100,000
Total current liabilities	1,515,277	1,559,910

Commitments and contingencies

Equity

Series A preferred, par value $0.0001, 3,850,000 shares authorized, 151,250 outstanding at March 31, 2010 and December 31, 2009.	15	15

Common stock, par value $0.0001, 14,850,000 authorized and 7,063,750 outstanding at March 31, 2010 and December 31, 2009.	706	706
Additional paid in capital	312,982	312,982

Retained loss	(1,510,017)	(1,468,093)
Total equity (deficit)	(1,196,314)	(1,154,390)
Total liabilities and equity (deficit)	$318,963	$405,520

The accompanying notes are an integral part of these financial statements.

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First Blush, Inc.
Statements of Profit and Loss

	For the Quarters Ended
	March 31,
	2010	2009

Gross revenue	$211,246	$137,025
Promotion allowance	(73,208)	(8,983)
Net revenue	138,038	128,042

Cost of goods sold	84,262	78,618
Gross profit	53,776	49,424

Selling, general and administrative	61,132	204,632

Abnormal production losses	-	28,415
Operating loss	(7,356)	(183,623)

Interest expense	35,467	27,124
Pre-tax loss	(42,823)	(210,747)

Tax benefit	(899)	(4,426)
Net loss	$(41,924)	$(206,321)

Basic loss per share	$(0.01)	$(0.02)

Diluted loss per share	$(0.01)	$(0.02)

The accompanying notes are an integral part of these financial statements.

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First Blush, Inc.
Statements of Cash Flows

	For the Quarters Ended
	March 31,
	2010	2009
Cash flow used by operating activities:
Cash collected from customers	$152,577	$36,682
Cash paid to suppliers	(8,222)	(34,301)
Cash paid for management services	-	(163,237)
Cash paid for other selling, general & administrative costs	(113,448)	(201,208)
Net cash used by operating activities	30,907	(362,064)

Cash flow from financing activities:
Payments on notes payable	(27,591)	(74,107)
Proceeds from issuing notes payable	28,722	185,297
Proceeds from the sale of Series A Preferred Stock	-	250,000
Net cash from financing activities	1,131	361,190

Increase/(decrease) in cash	32,038	(874)
Cash at the start of the period	-	874
Cash at the end of the period	$32,038	$-

Reconciliation of net loss to cash used by operating activities
	For the Quarters Ended
	March 31,
	2010	2009
Net loss	$(41,924)	$(206,321)
Amortization expense	2,357	2,357
(Increase)/decrease in A/R	25,354	(88,268)
(Increase)/decrease in inventory	91,783	(114,975)
Increase in deferred tax asset	(899)	(4,426)
Increase/(decrease) in accounts payable & promotional liability	(43,842)	72,677
Decrease in other accrued	(1,922)	(23,108)
Net cash flows used by operating activity	$30,907	$(362,064)

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-

The accompanying notes are an integral part of these financial statements.

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First Blush, Inc.

Notes to Financial Statements

1. The Company

As used herein, “we” and “our” refers to First Blush, Inc. First Blush Inc., is a Delaware corporation and is based in Beverly Hills, California. Currently, we produce and market two product lines:

1.	An all natural, premium grape juice crafted from 100% pure, fine wine grapes. We currently offer four juices: Cabernet, Merlot, Syrah and Chardonnay juice under the name “First Blush.”

2.
An all natural ready-to-drink tea crafted from 50% of our First Blush juice and 50% brewed organic white tea. We currently offer two teas: Cabernet White Tea and Chardonnay White Tea, also under the name “First Blush.”

We flash pasteurize all of our products for safety and product quality. The result is that our products have a 24-month shelf life.

We sell our products in over 1,500 retail outlets in the United States, primarily through grocery stores.

We purchase all of our grapes from third-party suppliers and outsource all production, warehousing and distribution. As well, we utilize brokers to help us initiate new sales and service existing customers.

2. Basis of Presentation

We have prepared our accompanying unaudited financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Accordingly, the financial statements do not include all of the information and notes required by GAAP for annual financial statements as permitted under applicable rules and regulations. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. The results of operations for the three months ended March 31, 2010 are not necessarily indicative of the results to be expected for the full year ending December 31, 2010. For further information, refer to our financial statements and notes thereto included with our 8-K filed with the Securities and Exchange Commission on May 13, 2010.

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3.  Recapitalization

In January 2007, First Blush began operations as Rose Hill Gardens, LLC dba First Blush, a California limited liability company. On August 1, 2008 First Blush, Inc., a Delaware corporation, was formed and was owned 76.9% by Rose Hill Gardens, LLC and the remaining 23.1% by two other minority holders.

On December 31, 2008 Rose Hill Gardens, LLC transferred the assets of the business into First Blush, Inc. In exchange First Blush, Inc. issued a promissory note to Rose Hill Gardens, LLC’s for $828,698. Rose Hill Gardens also extended to us the option to borrow additional funds up to a combined aggregate borrowing of $1,000,000. The promissory note accrues annual interest at 12%.

The purpose of this recapitalization was to create a corporate entity that we believe will facilitate future attempts to raise capital. There was no change in the business operations.

The transfer of the assets of Rose Hill Gardens, LLC into First Blush, Inc. is between entities under common control pursuant to Accounting Standards Codification 805, Business Combinations. The transfer of the assets also constitutes a set of activities and assets to be a business in accordance with FASB ASC 805. For a transferred set of activities and assets to be a business, it must contain all of the inputs and processes necessary for it to continue to conduct normal operations after the transferred set of assets is separated from the transferor, which include the ability to sustain a revenue stream by providing its outputs to customers. First Blush, Inc. obtained the inputs and processes necessary for normal operations.

The transaction has been accounted for as a recapitalization of Rose Hill Gardens, LLC. Accordingly, the assets were carried over to First Blush, Inc. at the historical carrying values and the historical operations of those assets by Rose Hill Gardens, LLC are presented in the accompanying financial statements as the historical operations of First Blush, Inc. for all periods presented.

Subsequent to formation of First Blush, Inc., Rose Hill Gardens, LLC’s ownership of First Blush increased to 97.4% as a result of the cancellation of 1,875,000 minority shareholder shares of First Blush, Inc.

First Blush is majority owned by Rose Hill Gardens, LLC (the “Parent”). The financial statements presented represent only those transactions of First Blush, Inc and not the consolidated accounts of Rose Hill Gardens, its parent. Since subsidiary only statements are presented, the net contributions of Rose Hill Gardens, LLC are presented as Notes Payable – Parent in accompanying financial statements.

4. Summary of Significant Accounting Policies

a.	Use of estimates in preparation of financial statements

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and contingent liabilities at the date of our financial statements and our reported amounts of revenue and expense during the reporting period. Actual results could differ from our estimates.

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b. Inventory and inventory valuation

Our inventory consists of raw materials and finished goods as follows:

	At March 31,	At December 31,
	2010	2009

Finished goods
First Blush Juice	$-	$57,782
First Blush Tea	-	34,003
Total finished goods	$-	$91,785

Raw materials
Concentrate	$172,738	$172,737
Other	28,614	28,613
Total raw materials	$201,352	$201,350

Total Inventory	$201,352	$293,135

Finished goods include all of the costs to produce cases of completed juice and tea bottles that are ready to sell. These costs include: 1) cost of physical inputs such as the cost of the juice and tea, the bottle, the cap, etc. and 2) cost of service inputs such as cost to mix the juice, fill the bottles, shipping raw materials to the bottler and storage of the finished goods. In addition, we include in the cost of finished goods the cost of normal production losses expected to be incurred during the bottling process. We use the industry norm of 5% of total production cost to calculate the loss factor to include in our inventory. We expense any losses above 5% of total production cost in the period of production and report it separate from cost of goods sold in our statement of profit and loss.

In 2009, we had abnormal production losses in excess of the 5% norm equating to $28,415 due to issues with one of our bottlers. These were expensed as part of operating income separate from cost of goods sold in our statement of profit and loss for the quarter ended March 31, 2009.

We value our inventory using a first-in first-out cost flow assumption adjusted for lower of cost or market valuation, if needed. To date, no lower of cost or market valuation adjustments have been necessary. In addition, our finished goods have a two year shelf-life; to date we have not had a loss related to expiration of our inventory’s shelf-life.

c.	Revenue and related cost recognition

We recognize revenue when the following revenue recognition criteria are met:

•	We have persuasive evidence of a sales arrangement;

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•	We have evidence that delivery of goods has occurred;

•	We have a sales price that is fixed or determinable; and

•	We have reasonable assurance of collectability.

We generally sell our product FOB destination and therefore transfer title and the related risks of ownership when the customer accepts the product at their receiving dock.

We report revenue net of any state imposed redemption requirements, which we collect from the purchaser and remit to the respective state. We are not required to collect sales taxes as we sell to retailers, who are responsible for collecting sales taxes from the ultimate consumer.

Consistent with our revenue recognition practices, we recognize related cost of goods sold when our product is received by our customers.

d. Promotional liability

Many of our promotional programs are based on discounts given to the ultimate consumer at the point of purchase. For these programs we generally reduce our cost to the retailer for all product sold under promotion so there is no, or limited, impact on the retailer’s gross profit. Because we do not know the ultimate amount of product that will be sold under promotional programs and because retailers pay us 100% of the purchase price upon purchase of our product, we accrue an estimated liability for the amount we expect we will have to refund to the retailers due to these programs. As a result we have an accrual for promotional programs of $22,970 and $27,194 at March 31, 2010 and December 31, 2009, respectively.

We treat promotional allowance as contra revenue and recorded promotional allowance of $73,208 and $8,983 for the quarters ended March 31, 2010 and 2009, respectively.

j. Recent accounting pronouncements

There have been no recent accounting pronouncements that will directly and materially impact us in the future.

5. Warrants

At March 31, 2010 and December 31, 2009 we had warrants outstanding. We calculated the fair value of those warrants at the date of issuance to be $35,432 using the Black-Scholes option pricing model. Subsequent to March 31, 2010, the warrant holder forfeited those warrants. See Note 13. Subsequent Events.

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6. Fair Value of Financial Instruments

We have adopted the applicable provisions of the new accounting guidance on fair value measurements which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements related to financial instruments.

Current fair value accounting guidance includes a hierarchy that is intended to increase consistency and comparability in fair value measurements and related disclosures. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions. The current guidance establishes a three-tiered fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

•	Level 1. Observable inputs such as quoted prices in active markets;
•
Level 2. Inputs, other than quoted prices, that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and

•	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Financial Accounting Standards Board’s accounting guidance requires disclosure of fair value information about financial instruments, whether or not recognized in the accompanying balance sheets. Fair value as defined by the guidance is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value estimates of financial instruments are not necessarily indicative of the amounts we might pay or receive in actual market transactions. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

•	Receivables, Accounts Payable and Certain Other Accrued Liabilities.

Due to their short-term nature, fair value approximates carrying value.

•	Notes payable.

o	The following table reflects the carrying value and fair value of our notes payable:

	At March 31,		At December 31,
	2010		2009
	Carrying		Carrying
	Value	Fair Value	Value	Fair Value

Notes payable	$1,028,322	$1,026,628	$1,027,191	$1,025,499

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We believe the carrying value of our fixed rate debt is not a reasonable estimate of its fair value due to recent changes in the credit markets. We have estimated the fair value of our fixed rate debt using discounted cash flow techniques based on level 3 inputs, as discussed in the paragraph above. Specifically we estimated the fair market discount rate for our debt considering the credit markets, our credit risk and the terms of our debt including call provisions and collateral.

7. Related Party Notes

We have transactions with related parties as follows:

•	Rose Hill Gardens, LLC

We had a secured note payable with a balance of $928,322 and $927,191 at March 31, 2010 and December 31, 2009, respectively, to Rose Hill Gardens, LLC. Rose Hill Gardens, LLC owned 97.4% at March 31, 2010 and December 31, 2009. Victoria Briggs, was our acting president at the time and member of our board of directors, is the sole owner of Rose Hill Gardens, LLC.

In addition starting January 1, 2009 we began paying Rose Hill Gardens, LLC a consulting fee of $8,500 per month for office rent and related expenses as well as operating and management services including, but not limited to, sales and marketing, fulfillment, production, customer service and accounting. Either party may terminate this agreement at any time.

•	Michael D. Bagdasarian, Trustee

At March 31, 2010, we had a secured note payable of $100,000 to Michael D. Bagdasarian, Trustee. Michael Bagdasarian is the father of Chris Bagdasarian who is Victoria Briggs’ husband.

8. Intangibles

We have the following amortizable intangible asset:

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	At March, 31			At December 31,
	2010			2009
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount

Exclusive right to use bottle production mold	$66,000	$(12,572)	$53,428	$66,000	$(10,214)	$55,786

While we have the exclusive right to use the bottle production mold in perpetuity, we estimate its economic life to be seven years and amortize it on a straight-line basis over this period. We incurred amortization expense related to this asset of $2,357 for the quarters ended March 31, 2010 and 2009, respectively.

As of March 31, 2010, we expect amortization expense for this asset for the next six years to be as follows:

2010	$7,071
2011	$9,429
2012	$9,429
2013	$9,429
2014	$9,429
2015	$8,641
$53,428

9. Calculation of Earnings per Share

Basic earnings per share is calculated by dividing net income by the weighted-average number of shares outstanding during the period. Diluted earnings per share is calculated by dividing net income by the weighted-average number of common shares outstanding after giving effect to all potentially dilutive common shares outstanding during the period. Basic and diluted earnings per share were calculated as follows:

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	For the Quarter Ended
	March 31,
	2010	2009
Net loss	$(41,924)	$(206,321)
Weighted average common shares
Basic	7,063,750	8,938,750
Effect of dilutive potential
Stock options	-	-
Non-vested shares	-	-
Diluted	7,063,750	8,938,750

Basic loss per share	$(0.01)	$(0.02)

Diluted loss per share	$(0.01)	$(0.02)

Because their inclusion would have had an anti-dilutive effect, we excluded potential common shares of 1,000,000 for the quarters ended March 31, 2010 and 2009, consisting of shares issuable upon exercise of warrants.

10. Equity

Preferred Stock

At March 31, 2010 and December 31, 2009 we had 151,250 shares of Series A Preferred Stock issued and outstanding. Subsequent to March 31, 2010 holders of Series A Preferred Stock exchanged their shares into common stock of AFH Holding II, Inc. See Note 13. Subsequent Events for additional details.

11. Going Concern

We began operations in January 2007 and have incurred costs in formulating our products and establishing a market for them. We incurred net losses of $41,924 and $206,321 for the quarters ended March 31, 2010 and 2009, respectively. In addition, at March 31, 2010 our current liabilities of $1,515,277 are considerably in excess of our current assets of $245,101. As a result of these factors, there is substantial doubt about our ability to continue as a going concern and our ability to pay off our current liabilities. We are attempting to obtain additional capital through either debt or equity financing sources, or a combination of the two, however, if we are unable to obtain additional capital we may need to declare bankruptcy, discontinue operations or both. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

12. Concentrations

We had concentrations in gross revenue and accounts receivable as follows:

	% of Gross Revenue		% of Accounts Receivable
	For the Quarter Ended		At	At
	March 31,		March 31,	December 31,
	2010	2009	2010	2009

Safeway	96%	65%	69%	76%
UNFI	2%	0%	30%	0%
New Age	0%	14%	0%	24%

Our payment terms generally require payment within 30 days.  As of March 31, 2010 we have collected substantially all of our accounts receivable when due.  The balances at March 31, 2010 and December 31, 2009 consisted of receivables that were outstanding less than 30 days.  We do not require collateral for receivables from our customers, however, we do evaluate new customers for credit worthiness.

13. Subsequent Events

On May 4, 2010 the holder of our warrants to purchase common stock chose to forfeit the warrants rather than exercise the warrants prior to the reverse takeover discussed below in this note.

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On May 12, 2010 we completed a share exchange and reverse takeover with AFH Holding II, Inc., a shell company with its common stock registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, First Blush, Inc. has become a wholly owned subsidiary and operating company of AFH Holding II, Inc. AFH Holding and Advisory, LLC, formerly the sole stockholder of AFH Holding II, Inc., retained common stock of AFH Holding II Inc. representing 10% of the outstanding stock of AFH Holding II, Inc. immediately after the completion of the reverse takeover. As part of this transaction: 1) Tony Roth became the chief executive officer and president of AFH Holding II, Inc. and 2) Barrett Carrere became the chief financial officer and secretary of AFH Holding II, Inc. In addition, we owe AFH Holding and Advisory, LLC $175,000 related to the transaction.

On May 13, 2010 we filed a Schedule 14F-1 statement, under the Securities and Exchange Commission’s Rule 14c-101 giving notice of a change of control of the Board of Directors of AFH Holding II, Inc.

On May 18, 2010 we filed a Schedule 14C, Information Statement, under the Securities and Exchange Commission’s Rule 14c-101 giving notice that among other things, we authorized an amendment to our articles of incorporation changing the name of AFH Holding II, Inc. to First Blush Brands, Inc.

We have evaluated subsequent events through May 25, 2010; the date we issued these financial statements.

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